Exhibit 99.1

303 International Circle Suite 200 Hunt Valley, MD 21030	P: 410.427.1700 F: 410.427.8800

PRESS RELEASE – FOR IMMEDIATE RELEASE

OMEGA TO TRANSITION OPERATIONS OF 32 FACILITIES IN FLORIDA TO PACS GROUP

HUNT VALLEY, MARYLAND – October 5, 2026 – Omega Healthcare Investors, Inc. (NYSE: OHI) (the “Company” or “Omega”) today announced that it transitioned 32 skilled nursing facilities in Florida from an operator managed by affiliates of Airamid Health Services, LLC (“Airamid”) to subsidiaries of PACS Group, Inc. (NYSE: PACS) (“PACS”). The effective date of the transition was October 1, 2026.

In conjunction with this transition, rent on this portfolio is scheduled to increase by $26.1 million in year one and by an additional $2.5 million in year two, with contractual 2% escalators thereafter. The portfolio will be added to Omega’s existing master lease with PACS. In conjunction with this transition, Omega incurred a one-time expense of approximately $90 million.

Matthew Gourmand, Omega’s Chief Executive Officer, stated, “We have referenced our active portfolio management efforts in recent earnings calls, and this transition represents a perfect example of how we are able to structure a highly accretive transaction for our shareholders, while addressing the needs of two long-standing operators and supporting continued quality of care for residents. I am grateful to Vikas and the team, as well as both operators and their advisors, for their resolute and thoughtful approach to finding a solution that works for all parties.”

Vikas Gupta, Omega’s Chief Investment Officer, added, “We have enjoyed an excellent relationship with the team at Airamid for over 15 years. They have been a valued partner, most notably weathering the clinical and economic challenges of the pandemic admirably. We are grateful to the team and wish them success in the future. At the same time, we are excited to grow our relationship with PACS. They have proven to be a highly capable operator of skilled nursing facilities, with a strong focus on clinical care, and we are excited to support their entry into the state of Florida.”

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Omega is a real estate investment trust (“REIT”) that invests in the long-term healthcare industry, primarily in skilled nursing, assisted living, and care home facilities. Its portfolio of assets is operated by a diverse group of healthcare companies and is predominantly structured under long-term triple-net leases, with an increasing portion managed through RIDEA structures. The assets span all regions of the U.S., as well as the U.K. and Canada. More information on Omega is available at www.omegahealthcare.com.

FOR FURTHER INFORMATION, CONTACT

Andrew Dorsey, VP, Corporate Strategy & Investor Relations, or

David Griffin, Senior Director, Corporate Strategy & Investor Relations, at (410) 427-1705

Forward-Looking Statements and Cautionary Language

This press release includes forward-looking statements within the meaning of the federal securities laws. All statements regarding Omega’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, facility transitions, growth opportunities, expected lease income, continued qualification as a REIT, plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from Omega's expectations.

Omega’s actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of our Triple-Net assets and the managers of our Operating portfolio assets (collectively, our “operators”), including those relating to reimbursement by third-party payors, regulatory matters, occupancy levels and quality of care, including the management of infectious diseases; (ii) our operators’ ability to manage industry challenges, including staffing shortages, which may impact certain regions more acutely, increased costs, and the sufficiency of governmental reimbursement rates to offset such costs and the conditions related thereto; (iii) additional regulatory and other changes in the healthcare sector, including changes to Medicaid and Medicare reimbursements, the potential impact of recent changes to state Medicaid funding levels as well as legislative and regulatory initiatives related to establishing minimum staffing requirements for skilled nursing facilities (“SNFs”) that may further exacerbate labor and occupancy challenges for Omega’s operators; (iv) the ability of any of Omega’s operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations, and other costs and uncertainties associated with operator bankruptcies; (v) changes in tax laws and regulations affecting REITs, including as the result of any federal or state policy changes driven by the current focus on capital providers to the healthcare industry; (vi) Omega’s ability to re-lease, otherwise transition or sell underperforming assets or assets held for sale on a timely basis and on terms that allow Omega to realize the carrying value of these assets or to redeploy the proceeds therefrom on favorable terms, including due to the potential impact of changes in the SNF and assisted living facility (“ALF”) markets or local real estate conditions; (vii) the availability and cost of capital to Omega; (viii) changes in Omega’s credit ratings and the ratings of its debt securities; (ix) competition in the financing of healthcare facilities; (x) competition in the long-term healthcare industry and shifts in the perception of various types of long-term care facilities, including SNFs and ALFs; (xi) changes in the financial position of Omega’s operators; (xii) the effect of economic, regulatory and market conditions generally, and particularly in the healthcare industry in the U.S. and in other jurisdictions where we conduct business, including the U.K., including changes in immigration policy that may impact labor supply; (xiii) changes in interest rates and foreign currency exchange rates and the impact of inflation and changes in global tariffs and international trade disputes; (xiv) the timing, amount and yield of any additional investments; (xv) Omega’s ability to maintain its status as a REIT; (xvi) operational risks, including management of regulatory requirements and operating expenses, associated with our investments in healthcare operating companies, including senior housing properties managed through structures authorized by the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); (xvii) the use of, or inability to use, artificial intelligence by us, our operators, managers, vendors and investors; (xviii) the effect of other factors affecting our business or the businesses of Omega’s operators that are beyond Omega’s or operators’ control, including natural disasters, public health crises or pandemics, cyber threats and governmental action, particularly in the healthcare industry, and (xix) other factors identified in Omega’s filings with the Securities and Exchange Commission. Statements regarding future events and developments and Omega’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

We caution you that the foregoing list of important factors may not contain all the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.